Exhibit No. 23





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-4489 on Form S-8 of our report dated August 17, 2001 (September 4, 2001 as to Note 16), appearing in the Annual Report on Form 10-K of Movie Star, Inc. and subsidiary for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Parsippany, New Jersey
September 26, 2001